Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-25213) of Saks Incorporated of our report dated June 25, 2008 relating to the financial statements and supplemental schedule of Saks Incorporated

401(k) Retirement Plan as of December 31, 2007 and 2006, and for the year ended December 31, 2007, which appears in this

Form 11-K.

Birmingham, Alabama

June 25, 2008